                                           AMERICAN SKANDIA MASTER TRUST
                                          INVESTMENT MANAGEMENT AGREEMENT
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THIS  AGREEMENT  is made this 1st day of May,  2000 by and  between  American  Skandia  Master  Trust,  a  Delaware business trust (the "Trust"),  and American Skandia Investment Services,  Incorporated,  a Connecticut  corporation
(the "Investment Manager").

                                                W I T N E S S E T H
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WHEREAS,  the Trust is registered as an open-end management  investment company under the Investment Company Act of
1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Trust and the  Investment  Manager desire to enter into an agreement to provide for the management of the  assets  of the ASMT  American  Century  International  Growth  Portfolio  (the  "Portfolio")  on the terms and conditions hereinafter set forth.

NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein  contained  and  other  good  and  valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall, in such
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capacity,  manage the investment operations of the Portfolio,  including the purchase,  retention,  disposition and lending of  securities,  subject at all times to the  policies  and  control of the Board of  Trustees of the Trust
(the "Trustees").  The Investment  Manager shall give the Portfolio the benefit of its best judgments,  efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under  paragraph 1 hereof,  the Investment
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Manager shall:

         (a)  supervise and manage all aspects of the Portfolio's operations:

         (b) provide the Portfolio or obtain for it, and  thereafter  supervise,  such  executive,  administrative, clerical and shareholder servicing services as are deemed advisable by the Trustees;

         (c)  arrange,  but not pay for, the periodic  updating of  prospectuses  and  supplements  thereto,  proxy material,  tax returns,  reports to the  Portfolio's  shareholders,  reports to and filings with the Securities and
Exchange Commission, state Blue Sky authorities and other applicable regulatory authorities;

         (d)  provide  to  the  Trustees  on a  regular  basis,  written  financial  reports  and  analyses  on the
Portfolio's securities transactions and the operations of comparable investment companies;

         (e)  determine  what  issuers  and  securities  shall be  represented  in the  Portfolio's  portfolio  and regularly report them in writing to the Trustees;

         (f)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Trustees; and

         (g) take,  on behalf of the  Portfolio,  all actions  which  appear to the Trust  necessary  to carry into effect such purchase and sale  programs and  supervisory  functions as  aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The  Investment  Manager  is  responsible  for  decisions  to buy and  sell
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securities for the Portfolio,  broker-dealer  selection,  and negotiation of the Portfolio's  brokerage  commission rates.  The Investment  Manager shall  determine the  securities to be purchased or sold by the Portfolio  pursuant to its  determinations  with or through  such  persons,  brokers or  dealers,  in  conformity  with the policy with respect to brokerage as set forth in the Trust's  Prospectus  and Statement of Additional  Information as in effect from time to time (together,  the  "Registration  Statement"),  or as the Trustees may determine from time to time.
Generally,  the Investment  Manager's  primary  consideration in placing  Portfolio  securities  transactions  with broker-dealers  for  execution  will be to obtain,  and maintain the  availability  of, best  execution at the best available  price.  The Investment  Manager may consider sale of interests in the Portfolio in allocating  Portfolio securities transactions, subject to the requirements of best net price available and most favorable execution.

         Consistent with this policy, the Investment  Manager,  in allocating  Portfolio  securities  transactions, will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the broker-dealer;  the size of and difficulty in executing the order;  and the value of the expected  contribution  of the  broker-dealer  to the  investment  performance  of the
Portfolio  on a continuing  basis.  Subject to such  policies and  procedures  as the Trustees may  determine,  the
Investment   Manager  shall  have  discretion  to  effect   investment   transactions  for  the  Portfolio  through
broker-dealers  (including,  to the extent  permissible  under applicable law,  broker-dealers  affiliated with the
Sub-Adviser)  qualified  to obtain best  execution  of such  transactions  who provide  brokerage  and/or  research services,  as such  services are defined in section 28(e) of the  Securities  Exchange Act of 1934, as amended (the
"1934 Act"),  and to cause the Portfolio to pay any such  broker-dealers  an amount of  commission  for effecting a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer  would have charged for effecting that transaction,  if the Investment  Manager determines in good faith that such amount of commission is  reasonable  in relation to the value of the  brokerage  or research  services  provided by such  broker-dealer,
viewed  in  terms  of  either  that  particular   investment   transaction  or  the  Investment  Manager's  overall
responsibilities  with respect to the Portfolio and other  accounts as to which the  Investment  Manager  exercises investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Investment  Manager  on  behalf  of the  Portfolio  to such  broker-dealers  shall be in such  amounts  and proportions as the Investment Manager shall determine in good faith in conformity with its  responsibilities  under applicable  laws,  rules and  regulations.  The Investment  Manager will report on such allocations to the Trustees regularly as requested by the Trustees,  indicating the  broker-dealers to whom such allocations have been made and the basis therefor.

4.       Control by the Trustees.  Any investment  program  undertaken by the Investment  Manager  pursuant to this
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Agreement,  as well as any other  activities  undertaken by the Investment  Manager on behalf of the Trust pursuant hereto, shall at all times be subject to any directives of the Trustees.

5.       Compliance  with  Applicable  Requirements.  In carrying out its  obligations  under this  Agreement,  the
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Investment Manager shall at all times conform to:

         (a) all  applicable  provisions  of the ICA and the  Advisers  Act and any rules and  regulations  adopted thereunder; and

         (b) the  provisions of the  Registration  Statement,  including the  investment  objectives,  policies and restrictions, and permissible investments specified therein; and

         (c)  the provisions of the Agreement and Declaration of Trust of the Trust, as amended; and

         (d)  the provisions of the By-laws of the Trust, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The expenses  connected with the Trust shall be allocable  between the Trust and the Investment
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Manager as follows:

         (a) The Investment  Manager shall furnish,  at its expense and without cost to the Trust,  the services of a President,  Secretary,  and one or more Vice Presidents of the Trust, to the extent that such additional officers may be required by the Trust for the proper conduct of its affairs.

         (b) The  Investment  Manager  shall  further  maintain,  at its expense and without  cost to the Trust,  a trading function in order to carry out its obligations under  subparagraphs  (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs  (including  applicable  office  space,  facilities  and  equipment)  of the services  of a  principal  financial  officer  of  the  Trust  whose  normal  duties  consist  of maintaining  the financial  accounts and books and records of the Trust,  including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii) any of the costs  (including  applicable  office  space,  facilities  and  equipment) of the services of any of the  personnel  operating  under the  direction  of such  principal  financial officer.

         Notwithstanding  the  obligation of the Trust to bear the expense of the functions  referred to in clauses
(i) and (ii) of this  subparagraph  (c), the  Investment  Manager may pay the salaries,  including  any  applicable employment  or payroll  taxes and other  salary  costs,  of the  principal  financial  officer and other  personnel carrying out such functions, and the Trust shall reimburse the Investment Manager therefor upon proper accounting.

         (d) All of the ordinary  business  expenses  incurred in the  operations  of the Trust and the offering of its  shares  shall be borne by the  Trust  unless  specifically  provided  otherwise  in this  paragraph  6.  These expenses include, but are not limited to: (i) brokerage commissions,  legal, auditing,  taxes or governmental fees;
(ii) the cost of preparing share  certificates;  (iii)  custodian,  depository,  transfer and  shareholder  service agent costs;  (iv) expenses of issue,  sale,  redemption and repurchase of shares;  (v) expenses of registering and qualifying shares for sale; (vi) insurance  premiums on property or personnel  (including  officers and trustees if available) of the Trust which inure to the Trust's  benefit;  (vii)  expenses  relating to trustee and  shareholder meetings;  (viii) the cost of preparing and  distributing  reports and notices to  shareholders;  (ix) the fees and other expenses  incurred by the Trust in connection with membership in investment  company  organizations;  and (x)
and the  cost of  printing  copies  of  prospectuses  and  statements  of  additional  information,  as well as any supplements thereto, distributed to shareholders.

7.       Delegation of  Responsibilities.  Upon the request of the  Trustees,  the  Investment  Manager may perform
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services on behalf of the Trust which are not  required by this  Agreement.  Such  services  will be  performed  on behalf of the Trust and the  Investment  Manager's  cost in rendering  such  services may be billed  monthly to the
Trust,  subject to  examination  by the Trust's  independent  accountants.  Payment or assumption by the Investment
Manager of any Trust  expense that the  Investment  Manager is not  required to pay or assume under this  Agreement shall not relieve  the  Investment  Manager of any of its  obligations  to the Trust nor  obligate  the  Investment
Manager to pay or assume any similar Trust expense on any subsequent occasion.

8.       Engagement of Sub-Advisers  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval
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of the Trustees and where required,  the shareholders of the Portfolio,  a sub-adviser to provide advisory services in relation to the  Portfolio.  Under such  sub-advisory  agreement,  the  Investment  Manager may  delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and (g) of paragraph 2 hereof.

9.       Compensation.  The Trust shall pay the  Investment  Manager in full  compensation  for  services  rendered
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hereunder an annual  investment  advisory  fee. The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The  services  of the  Investment  Manager to the  Portfolio  are not to be deemed to be
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exclusive,  and the Investment Manager shall be free to render investment advisory and corporate  administrative or other  services  to  others  (including  other  investment  companies)  and to engage  in other  activities.  It is understood  and agreed that  officers or directors of the  Investment  Manager may serve as officers or trustees of the Trust,  and that  officers  or  trustees of the Trust may serve as  officers  or  directors  of the  Investment
Manager to the extent  permitted  by law; and that the officers  and  directors of the  Investment  Manager are not prohibited  from engaging in any other business  activity or from rendering  services to any other person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

11.      Term and Approval.  This  Agreement  shall become  effective on May 1, 2000 and by shall continue in force
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and effect from year to year, provided that such continuance is specifically approved at least annually by:

         (a) the Trustees or the vote of a majority of the Portfolio's  outstanding  voting  securities (as defined in Section 2(a)(42) of the ICA); and

         (b)  the  affirmative  vote of a  majority  of the  Trustees  who are not  parties  to this  Agreement  or interested  persons  of a party to this  Agreement  (other  than as Trust  trustees),  by votes cast in person at a meeting specifically called for such purpose.

12.      Termination.  This  Agreement  may be  terminated  at any time  without  the  payment  of any  penalty  or
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prejudice to the  completion  of any  transactions  already  initiated on behalf of the  Portfolio,  by vote of the
Trustees or by vote of a majority of the Portfolio's  outstanding voting securities,  or by the Investment Manager, on sixty (60) days'  written  notice to the other  party.  The notice  provided  for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its  "assignment," as such term is defined in the
ICA.

13.      Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,
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gross  negligence or reckless  disregard of obligations or duties  hereunder on the part of the Investment  Manager or any of its  officers,  directors  or  employees,  it shall not be  subject to  liability  to the Trust or to any shareholder  of the  Portfolio  for any act or omission in the course of, or  connected  with,  rendering  services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.      Liability  of the Trustees and  Shareholders.  A copy of the  Agreement  and  Declaration  of Trust of the
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Trust is on file with the  Secretary of the State of Delaware,  and notice is hereby given that this  instrument is executed on behalf of the Trustees as trustees and not  individually  and that the  obligations of this  instrument are not binding  upon any of the  Trustees or  shareholders  individually  but are binding only upon the assets and property of the Trust. Federal and state laws impose  responsibilities  under certain  circumstances on persons who act in good faith,  and therefore,  nothing herein shall in any way constitute a waiver of limitation of any rights which the Trust or the Investment Manager may have under applicable law.

15.      Notices.  Any  notices  under this  Agreement  shall be in  writing,  addressed  and  delivered  or mailed
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postage  paid to the other  party at such  address  as such  other  party may  designate  for the  receipt  of such notice.  Until further notice,  it is agreed that the address of the Trust and the Investment  Manager shall be One
Corporate Drive, Shelton, Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation  of any term or provision of this Agreement
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having a counterpart  in or otherwise  derived from a term or provision of the ICA,  shall be resolved by reference to such term or provision of the ICA and to  interpretations  thereof,  if any, by the United  States courts or, in the absence of any controlling  decision of any such court,  by rules,  regulations or orders of the Securities and
Exchange  Commission  issued  pursuant  to the ICA.  In  addition,  where the effect of a  requirement  of the ICA, reflected in any  provision of this  Agreement,  is released by rules,  regulation or order of the  Securities  and
Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                                  AMERICAN SKANDIA MASTER TRUST

Attest:                                                           By: ____________________________________
Gordon C. Boronow
____________________________________                                            Vice President

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ____________________________________
                                                                                John Birch
____________________________________                                            Senior Vice President &
                                                                                Chief Operating Officer

                                           American Skandia Master Trust
                               ASMT American Century International Growth Portfolio
                                          Investment Management Agreement

                                                     EXHIBIT A
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         An annual rate of 1.00% of the average daily net assets of the Portfolio.